Exhibit 99.1

Contacts:
UTi Worldwide Inc.	Cecilia Wilkinson/Angie Yang
Lawrence R. Samuels	PondelWilkinson MS&L
Chief Financial Officer	323.866.6060
310.604.3311	investor@pondel.com

UTi WORLDWIDE TO FILE AS DOMESTIC FILER
— Fiscal First Quarter Results to be Released on June 10 —

Rancho Dominguez, California – May 23, 2003 – UTi Worldwide Inc. (NASDAQ NM: UTIW) today announced that, under guidelines established by the Securities and Exchange Commission, the company has determined that a majority of its outstanding shares are now directly or indirectly held by U.S. residents and, accordingly, the company has become subject to the reporting obligations of domestic registrants.

The company also announced it will release results for its first fiscal quarter ended April 30, 2003 on Tuesday, June 10, 2003. Management will host an investor conference call that same day.

About UTi Worldwide
UTi Worldwide Inc. is an international, non-asset based supply chain management company providing air and ocean freight forwarding, contract logistics, customs brokerage and other logistics-related services. The company serves a large and diverse base of global and local companies, including customers operating in industries with unique supply chain requirements such as the pharmaceutical, apparel, chemical, automotive and technology industries. The company seeks to use its global network, proprietary information technology systems, relationships with transportation providers and expertise in outsourced logistics services to optimize the operation of its customers’ global supply chains.

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